EXHIBIT 99.1

LightPath Technologies Reports Second Quarter Fiscal 2025 Financial Results

ORLANDO, FL – February 13, 2025 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced financial results for its fiscal 2025 second quarter ended December 31, 2024.

Financial Summary:

	Three Months Ended December 31,
$ in millions	2024	2023	% Change
Revenue	$7.4	$7.3	1.5%
Gross Profit	$1.9	$2.2	-11.0%
Operating Expenses	$4.4	$4.0	11.7%
Net Income (Loss)	$(2.6)	$(1.7)	52.4%
EBITDA* (non-GAAP)	$(1.5)	$(0.5)	228.9%

Second Quarter Fiscal 2025 & Subsequent Highlights:

•

Announced the acquisition of G5 Infrared (“G5”), a leading high-end infrared camera systems manufacturer, part of LightPath’s strategic vision to become a leading vertically integrated infrared (“IR”) imaging solutions provider, and financing related to the transaction

•	Began sustained delivery of infrared assemblies to a European defense customer for active-duty use in First-Person View (“FPV”) drone applications
•	Launched new optical gas imaging (“OGI”) cameras, including:
o	OGI cameras for ammonia and sulfur hexafluoride (“SF6”) detection at industrial and manufacturing facilities
o	OGI cameras for detecting fugitive gas emissions for Oil & Gas applications, launched at the CH4 Connections Conference
•	Awarded Phase 2 funding in U.S. Defense Department partnership to qualify additional BlackDiamond glasses as germanium substitutes
•	Participated in leading investor conferences including the LD Micro Main Event, the 27th Annual Needham Growth Conference and the Sequire Investor Summit Puerto Rico

Management Commentary

Sam Rubin, President and Chief Executive Officer of LightPath, said: “The second quarter of fiscal 2025 was highlighted by the acquisition of G5 Infrared, marking a significant step forward as part of our evolution towards becoming a leading vertically integrated, global solutions provider for infrared imaging technologies for defense and commercial applications. G5 achieved preliminary unaudited calendar year 2024 revenues of more than $15 million and we believe there is significant room for near-term growth on the back of multiple programs of record and that we will benefit from G5’s higher-average selling price (“ASP”) and high-margin cooled infrared camera offering.

“G5 provides a highly incremental offering to LightPath, providing a broad range of cooled infrared camera solutions and assemblies, ranging from high performance mid wave zoom thermal imaging camera systems to thin film deposition services on a variety of infrared substrates, all of which are complimentary to our line of uncooled infrared cameras, infrared optics and infrared materials. The company has a significant pipeline of new business opportunities, with multiple program awards expected to begin production in the next two years.  We believe that this will drive a robust growth profile and margins that will aid us as we pursue our long-term goal of 15% EBITDA margins at the corporate level. We expect to add significant value beyond the immediately accretive revenue stream and believe the acquisition will continue to drive future growth with its higher ASPs, incremental products and notable operational synergies – such as integrating their offerings with our proprietary BlackDiamond™ glass and in-house optics manufacturing capabilities.

“In the European market, during the quarter we received an initial development contract from a new European defense customer for the use of BlackDiamond glass in optical systems. We also began sustained delivery of infrared lens assemblies per the terms of the October 2024 Letter of Intent from a European defense customer for active duty use in FPV drone applications. This order highlights two exciting opportunities for LightPath, making the most of our European Defense license acquired last year, which positions us to supply products to one of the largest defense markets in the world. The order also highlights the growing use of drones and unmanned aerial vehicles for a variety of defense applications, giving our proprietary BlackDiamond™ chalcogenide-based glass materials an opportunity to become an important material for thermal cameras in these vehicles.

“We continued to expand our product portfolio and market potential with the launch of our OGI camera platform, a specialized technology utilizing IR cameras to detect and visualize emissions. Our first variation for oil and gas applications is useful for detecting methane, volatile organic compounds, hydrocarbons, and other industrial gases that can be harmful to the environment or human health. A second version was launched to detect fugitive ammonia and SF6 emissions for industrial and manufacturing applications. Not only are these cameras cost effective, highly sensitive, and operational without proprietary software, but they are also built with a non-germanium lens. This feature is becoming increasingly important to customers looking for insulation from the geopolitical supply chain issues plaguing competing Germanium based solutions – such as China's recent ban on the export of Germanium to the United States. On December 4, 2024, China announced further restrictions on export of Germanium to the U.S. altogether, as well as for dual-use applications in other countries as well. LightPath has been preparing for this day with the introduction of our BlackDiamond materials, qualification of those materials through our partnership with the U.S. Department of Defense – Defense Logistics Agency, and working with customers to redesign their systems to replace Germanium optics. Since China’s announcement we have seen a growing interest and demand in our BlackDiamond materials and are encouraged to see customers begin the process to switch over to those materials.

“As we move into calendar year 2025, we look forward to integrating G5 into the LightPath family and benefiting from its strong pipeline of new business opportunities in the government and defense sectors. We also expect to move forward with key defense programs, including our bid to produce a design of a major missile program for the U.S. Army with Lockheed Martin. We are now starting to deliver flightworthy hardware for implementation into Lockheed Martin's initial live test units for this program, from which we believe the U.S. Army could make a decision as early as later this year. Taken together, we believe 2025 will build additional momentum toward our vision of becoming a vertically integrated, next-generation optics and imaging solutions provider,” concluded Rubin.

Second Quarter Fiscal 2025 Financial Results

Revenue for the second quarter of fiscal 2025 increased 1.5% to $7.4 million, as compared to $7.3 million in the same quarter of the prior fiscal year. Revenue was split amongst the Company’s product groups in the second quarter of fiscal 2025 as follows:

Product Group Revenue ($ in millions)**	Second Quarter of Fiscal 2025	Second Quarter of Fiscal 2024	% Change
Infrared ("IR") components	$3.1	$3.6	(13%)
Visible components	$2.8	$2.7	3%
Assemblies & modules	$0.9	$1.0	(13%)
Engineering services	$0.7	$0.1	797%

** Numbers may not foot due to rounding

Gross profit decreased 11% to $1.9 million, or 26% of total revenues, in the second quarter of 2025, as compared to $2.2 million, or 30% of total revenues, in the same quarter of the prior fiscal year. The decrease in gross margin as a percentage of revenue is primarily due to differences in the product mix, coupled with some manufacturing yield issues in infrared components.

Operating expenses increased 12% to $4.4 million for the second quarter of fiscal 2025, as compared to $4.0 million in the same quarter of the prior fiscal year. The increase was primarily due to higher legal and consulting fees related to business development initiatives, including expenses associated with the G5 acquisition announced today, as well as increased sales and marketing spend to promote new products and an increase in materials spend for internally funded new product development projects.

Net loss in the second quarter of fiscal 2025 totaled $2.6 million, or $0.07 per basic and diluted share, as compared to $1.7 million, or $0.05 per basic and diluted share, in the same quarter of the prior fiscal year. The increase in net loss was primarily attributable to lower gross profit coupled with increased SG&A and new product development costs, as well as higher interest expense.

EBITDA* loss for the second quarter of fiscal 2025 was $1.5 million, compared to a loss of $0.5 million for the same period of the prior fiscal year. The decrease in EBITDA in the second quarter of fiscal 2025 was primarily attributable to lower gross profit coupled with increased SG&A, including legal and consulting expenses related to business development initiatives, and new product development costs.

G5 Acquisition & Second Quarter Fiscal 2025 Earnings Call

Management will host an investor conference call at 5:00 p.m. Eastern time today, Thursday, February 13, 2025, to discuss the Company’s second quarter fiscal 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Date: Thursday, February 13, 2025

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-389-0878

Conference ID: 13749940

Webcast: LPTH Q2 FY2025 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Thursday, February 27, 2025. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13749940. A webcast replay will also be available using the webcast link above.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath's family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company's primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, Latvia and China. To learn more, please visit www.lightpath.com.

*Use of Non-GAAP Financial Measures

To provide investors with additional information regarding financial results, this press release includes references to EBITDA, which is a non-GAAP financial measure. The Company calculates EBITDA by adjusting net income to exclude net interest expense, income tax expense or benefit, depreciation, and amortization.

A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP. The Company's management believes that this non-GAAP financial measure, when considered together with the GAAP financial measure, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that this non-GAAP financial measure enhances the ability of investors to analyze underlying business operations and understand performance. In addition, management may utilize these non-GAAP financial measures as guides in forecasting, budgeting, and planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is presented in the table below.

LIGHTPATH TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

	(unaudited)
	Three Months Ended December 31,		Three Months Ended December 31,
	2024	2023	2024	2023
Net loss	$(2,611,997)	$(1,713,663)	$(4,234,742)	$(3,056,039)
Depreciation and amortization	904,040	1,129,444	1,893,602	1,943,000
Income tax provision	44,525	76,058	60,161	115,604
Interest expense	169,053	53,788	318,413	111,399
EBITDA	$(1,494,379)	$(454,373)	$(1,962,566)	$(886,036)
% of revenue	-20%	-6%	-12%	-6%

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "guidance," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the impact of varying demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; actions governments, businesses, and individuals take in response to the pandemic, including restrictions on onsite commercial interactions; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas/ Israel war; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact

Lucas A. Zimmerman

MZ Group – MZ North America

LPTH@mzgroup.us

949-259-4987

LIGHTPATH TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	June 30,
Assets	2024	2024
Current assets:
Cash and cash equivalents	$3,201,066	$3,480,268
Trade accounts receivable, net of allowance of $20,172 and $25,676	5,279,634	4,928,931
Inventories, net	6,428,439	6,551,059
Prepaid expenses and deposits	649,270	445,900
Other current assets	89,891	131,177
Total current assets	15,648,300	15,537,335

Property and equipment, net	14,054,829	15,210,612
Operating lease right-of-use assets	6,218,147	6,741,549
Intangible assets, net	2,960,252	3,650,739
Goodwill	6,764,127	6,764,127
Deferred tax assets, net	123,000	123,000
Other assets	59,536	59,602
Total assets	$45,828,191	$48,086,964
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,114,382	$3,231,713
Accrued liabilities	1,448,584	1,911,867
Accrued payroll and benefits	1,445,924	1,446,452
Operating lease liabilities, current	997,957	1,059,998
Loans payable, current portion	3,017,443	209,170
Finance lease obligation, current portion	203,739	177,148
Total current liabilities	10,228,029	8,036,348

Deferred tax liabilities, net	323,402	326,197
Accrued liabilities, noncurrent	315,480	611,619
Finance lease obligation, less current portion	496,025	528,753
Operating lease liabilities, noncurrent	7,539,488	8,058,502
Loans payable, less current portion	222,829	325,880
Total liabilities	19,125,253	17,887,299

Commitments and Contingencies

Stockholders’ equity:
Preferred stock: Series D, $.01 par value, voting; 500,000 shares authorized; none issued and outstanding	—	—
Common stock: Class A, $.01 par value, voting; 94,500,000 shares authorized; 39,890,834 and 39,254,643 shares issued and outstanding	398,908	392,546
Additional paid-in capital	246,051,852	245,140,758
Accumulated other comprehensive income	330,495	509,936
Accumulated deficit	(220,078,317)	(215,843,575)
Total stockholders’ equity	26,702,938	30,199,665
Total liabilities and stockholders’ equity	$45,828,191	$48,086,964

LIGHTPATH TECHNOLOGIES, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue, net	$7,424,829	$7,315,637	$15,825,210	$15,392,885
Cost of sales	5,493,998	5,147,316	11,049,950	10,892,858
Gross profit	1,930,831	2,168,321	4,775,260	4,500,027
Operating expenses:
Selling, general and administrative	3,356,063	2,858,457	6,626,646	5,519,625
New product development	764,396	607,747	1,240,837	1,247,636
Amortization of intangible assets	294,711	485,446	690,487	766,717
Loss on disposal of property and equipment	—	—	78,437	—
Total operating expenses	4,415,170	3,951,650	8,636,407	7,533,978
Operating loss	(2,484,339)	(1,783,329)	(3,861,147)	(3,033,951)
Other income (expense):
Interest expense, net	(169,053)	(53,788)	(318,413)	(111,399)
Other income, net	85,920	199,512	4,979	204,915
Total other expense, net	(83,133)	145,724	(313,434)	93,516
Loss before income taxes	(2,567,472)	(1,637,605)	(4,174,581)	(2,940,435)
Income tax provision	44,525	76,058	60,161	115,604
Net loss	$(2,611,997)	$(1,713,663)	$(4,234,742)	$(3,056,039)
Foreign currency translation adjustment	(451,035)	259,973	(179,441)	134,765
Comprehensive loss	$(3,063,032)	$(1,453,690)	$(4,414,183)	$(2,921,274)
Loss per common share (basic)	$(0.07)	$(0.05)	$(0.11)	$(0.08)
Number of shares used in per share calculation (basic)	39,728,933	37,501,683	39,645,206	37,466,714
Loss per common share (diluted)	$(0.07)	$(0.05)	$(0.11)	$(0.08)
Number of shares used in per share calculation (diluted)	39,728,933	37,501,683	39,645,206	37,466,714

LIGHTPATH TECHNOLOGIES, INC.
Condensed Consolidated Statements of Changes in Stockholders' Equity
(unaudited)

				Accumulated
	Class A		Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Capital	Income	Deficit	Equity
Balances at June 30, 2024	39,254,643	$392,546	$245,140,758	$509,936	$(215,843,575)	$30,199,665
Issuance of common stock for:
Employee Stock Purchase Plan	8,232	82	10,290	—	—	10,372
Exercise of Stock Options, RSUs & RSAs, net	70,309	703	(703)	—	—	—
Issuance of common stock for acquisition of Visimid	279,553	2,796	318,562	—	—	321,358
Stock-based compensation on stock options, RSUs & RSAs	—	—	264,475	—	—	264,475
Foreign currency translation adjustment	—	—	—	271,594	—	271,594
Net loss	—	—	—	—	(1,622,745)	(1,622,745)
Balances at September 30, 2024	39,612,737	$396,127	$245,733,382	$781,530	$(217,466,320)	$29,444,719
Issuance of common stock for:
Exercise of Stock Options, RSUs & RSAs, net	229,097	2,291	(2,291)	—	—	—
Shares issued as compensation	49,000	490	89,180	—	—	89,670
Stock-based compensation on stock options, RSUs & RSAs	—	—	231,580	—	—	231,580
Foreign currency translation adjustment	—	—	—	(451,035)	—	(451,035)
Net loss	—	—	—	—	(2,611,997)	(2,611,997)
Balances at December 31, 2024	39,890,834	$398,908	$246,051,852	$330,495	$(220,078,317)	$26,702,938

Balances at June 30, 2023	37,344,739	$373,447	$242,808,771	$606,536	$(207,836,229)	$35,952,525
Issuance of common stock for:
Employee Stock Purchase Plan	14,607	146	19,573	—	—	19,719
Exercise of Stock Options, RSUs & RSAs, net	14,482	145	(145)	—	—	—
Issuance of common stock for acquisition of Visimid	81,610	816	149,184	—	—	150,000
Stock-based compensation on stock options, RSUs & RSAs	—	—	240,075	—	—	240,075
Foreign currency translation adjustment	—	—	—	(125,208)	—	(125,208)
Net loss	—	—	—	—	(1,342,376)	(1,342,376)
Balances at September 30, 2023	37,455,438	$374,554	$243,217,458	$481,328	$(209,178,605)	$34,894,735
Issuance of common stock for:
Exercise of Stock Options, RSUs & RSAs, net	93,940	940	(940)	—	—	—
Stock-based compensation on stock options, RSUs & RSAs	—	—	258,691	—	—	258,691
Foreign currency translation adjustment	—	—	—	259,973	—	259,973
Net loss	—	—	—	—	(1,713,663)	(1,713,663)
Balances at December 31, 2023	37,549,378	$375,494	$243,475,209	$741,301	$(210,892,268)	$33,699,736

LIGHTPATH TECHNOLOGIES, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,234,742)	$(3,056,039)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,893,602	1,943,000
Interest from amortization of loan issuance costs	120,833	—
Loss on disposal of property and equipment	78,437	—
Stock-based compensation on stock options, RSUs & RSAs, net	506,020	551,853
Provision for credit losses	—	(2,236)
Change in operating lease assets and liabilities	(57,653)	80,355
Inventory write-offs to allowance	135,625	73,569
Deferred taxes	(2,795)	9,395
Changes in operating assets and liabilities:
Trade accounts receivable	(350,703)	1,717,283
Other current assets	41,286	(191,381)
Inventories	(13,005)	54,461
Prepaid expenses and deposits	(123,598)	94,619
Accounts payable and accrued liabilities	(430,923)	(424,310)
Net cash (used in) provided by operating activities	(2,437,616)	850,569

Cash flows from investing activities:
Purchase of property and equipment	(160,155)	(1,484,401)
Proceeds from sale of equipment	10,648	—
Proceeds from sale-leaseback of equipment	—	364,710
Acquisition of Visimid, net of cash acquired	—	(722,141)
Net cash used in investing activities	(149,507)	(1,841,832)

Cash flows from financing activities:
Proceeds from sale of common stock from Employee Stock Purchase Plan	10,372	19,719
Deferred payment for Acquisition of Visimid	(125,000)	—
Loan issuance costs	(300,000)	—
Borrowings on loans payable	3,000,000	142,853
Payments on loans payable	(106,486)	(407,510)
Repayment of finance lease obligations	(89,705)	(58,785)
Net cash (used in) provided by financing activities	2,389,181	(303,723)
Effect of exchange rate on cash and cash equivalents	(81,260)	32,698
Change in cash, cash equivalents and restricted cash	(279,202)	(1,262,288)
Cash, cash equivalents and restricted cash, beginning of period	3,480,268	7,144,490
Cash, cash equivalents and restricted cash, end of period	$3,201,066	$5,882,202

Supplemental disclosure of cash flow information:
Interest paid in cash	$40,838	$110,774
Income taxes paid	$61,427	$114,953
Supplemental disclosure of non-cash investing & financing activities:
Purchase of equipment through finance lease arrangements	$93,048	$61,654
Issuance of common stock for acquisition of Visimid	$321,358	$150,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.